SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                      Date of Report:  December 3, 1997



                               MEDIMMUNE, INC.
           (Exact name of registrant as specified in its charter)



                      Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD      20878
     (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company.


                               MEDIMMUNE, INC.
                         Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated December 1, 1997:

     MEDIMMUNE ENTERS AGREEMENT WITH BOEHRINGER INGELHEIM TO SUPPLEMENT
                     MANUFACTURING CAPACITY FOR MEDI-493

Gaithersburg, MD, December 1, 1997 -- MedImmune, Inc. (Nasdaq:MEDI) today announced that it has signed a manufacturing and supply agreement with Dr Karl Thomae GmbH ("Thomae"), a fully-owned subsidiary of Boehringer Ingelheim and a world-leading manufacturer of biopharmaceutical products for therapeutic use. Under the agreement, Thomae will supplement MedImmune's own production capacity for MEDI-493 (palivizumab), a humanized monoclonal antibody being developed by MedImmune for prevention of respiratory syncytial virus (RSV) disease in high risk infants.

"We are delighted to have the opportunity to work with one of the premier manufacturers of recombinant proteins worldwide. We believe that Thomae's experience and capability in this field will strengthen our own core competencies in commercial manufacturing of MEDI-493 and will accelerate the availability of large quantities of MEDI-493," commented Wayne T. Hockmeyer, Ph.D., Chairman and Chief Executive Officer of MedImmune.

The Thomae facility, in Biberach, Germany, is fully licensed by both the U.S. and European regulatory authorities for commercial biologics production for third parties and provides state-of-the-art cell culture production capabilities. Boehringer Ingelheim has successfully introduced several biopharmaceutical products into the market including, Alveofact for the treatment of infant distress syndrome (IRDS), Actilyse (tissue plasminogen activator) for thromboembolic diseases and Imukin (interferon gamma) for chronic granulocytomatosis. MEDI-493 produced by Thomae will initially supplement product made in MedImmune's Gaithersburg, Maryland facility. MedImmune has also recently completed construction of a manufacturing facility in Frederick, Maryland, and following start-up and validation procedures expects to seek licensure to produce MEDI-493 at that facility. MedImmune and Thomae have been working together pursuant to an interim agreement since April 1997. Scale-up and production are already underway and MedImmune expects to make periodic payments to Thomae in connection with these activities through 1998.

"MEDI-493 is an important pediatric product," commented Professor Dr. Rolf Werner, Head of Biopharmaceutical Manufacturing at Thomae. "Our experience in manufacturing recombinant products in accordance with high economic and safety standards should be beneficial in expediting the commercialization of MEDI-493."

MEDI-493 is a humanized monoclonal antibody which has been evaluated in a Phase 3 double-blind, placebo-controlled clinical trial for its ability to prevent respiratory syncytial virus (RSV) disease in high-risk infants. The Company expects by year end to submit to the FDA a Biologic License Application (BLA) requesting marketing clearance of MEDI-493 in the United States. The Company also plans to submit applications in 1998 requesting marketing clearance in Europe and Canada.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. The Company currently markets two products through its hospital-based sales force and has five new product candidates in clinical trials.

Boehringer Ingelheim, an international corporation with headquarters in Ingelheim (Germany), operates in the pharmaceutical, biological and chemical sectors. The Boehringer Ingelheim Corporation is represented on every continent, with about 160 companies around the world. With its own research, production and distribution facilities, it ranks among the top 20 pharmaceutical companies in the world.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. MedImmune cautions that there can be no assurance that MEDI-493 will be licensed for marketing by regulatory authorities.



                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


(REGISTRANT)      MEDIMMUNE, INC.




BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, President and Chief Operating Officer
                                (Principal financial and accounting officer)
(DATE)            December 3, 1997